UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-21671	35-1887991
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 North Pennsylvania Street, Suite 700 Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 261-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(e)
2011 Annual Salaries. On January 5, 2011 the Compensation Committee of The National Bank of Indianapolis Corporation (the “Company”) and The National Bank of Indianapolis, a wholly-owned subsidiary of the Company (the “Bank”) set the 2011 annual base salary of the Company’s named executive officers as set forth below (such salaries are retroactive to January 1, 2011).

Name and Title	2011 Salary
Morris L. Maurer, Chief Executive Officer and President of the Company and the Bank	$377,547
Philip B. Roby, Chief Operating Officer and Executive Vice President of the Company and the Bank	$317,792
Debra L. Ross, Chief Financial Officer of the Company and the Bank	$218,688
Mark E. Bruin, Chief Client Officer of the Bank	$245,358
Terry K. Scott, Chief Credit Officer of the Bank	$165,878
Mr. Maurer is party to an employment agreement with the Company, a copy of which is filed as Exhibit 10.06 to the Company’s Form 8-K filed on November 26, 2008. The terms of the agreement were originally reported on the Company’s Form 8-K filed on December 21, 2005.
2010 Bonus Amounts. On January 5, 2011 the Company also approved the bonus amounts payable to the named executive officers for 2010 under the 2010 Bank Incentive Plan, the 2010 Bank Discretionary Bonus Plan, and the 2010 Top Management Bonus Plan. All of the named executive officers participated in the 2010 Bank Incentive Plan and the Top Management Bonus Plan. None of the names executive officers participated in the 2010 Bank Discretionary Bonus Plan.

	Incentive	Discretionary	Top
	Plan	Plan	Management	Total 2010
Name	Bonus	Bonus	Plan Bonus	Bonus
Morris L. Maurer	$35,085	-0-	$58,084	$95,169
Philip B. Roby	$30,883	-0-	$37,114	$67,997
Debra L. Ross	$21,585	-0-	$25,355	$46,940
Mark E. Bruin	$24,302	-0-	$28,655	$52,957
Terry K. Scott	$15,488	-0-	$18,262	$33,750

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 6, 2011

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
By:	/s/ Debra L. Ross
Debra L. Ross, Chief Financial Officer

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